EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT AT THE BEAR STEARNS
12TH ANNUAL RETAIL, RESTAURANTS & CONSUMER CONFERENCE

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – March 1, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it will present at the Bear Stearns 12th Annual Retail, Restaurants & Consumer Conference in New York City on Wednesday, March 8, 2006 at 9:45 a.m. Eastern Time. David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

          The presentation will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link and selecting the “Audio Webcasts” option. An archive of the webcast will be available following the live presentation through April 7, 2006.

About The Cheesecake Factory

          The Cheesecake Factory Incorporated operates 104 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100